Exhibit 3.30(b)
BY-LAW NO. 1
A By-law relating generally
to the transaction of the
business and affairs of
MONEY CARD CORP.
BISHOP & McKENZIE LLP

BY-LAW NO. 1
TABLE OF CONTENTS
and
BUSINESS CORPORATIONS ACT REFERENCE

	Section		Section
	of By-law	Page	of Act

PART I — INTERPRETATION
Definitions	1.1	1	1
Invalidity of any Provision	1.2	2	—
Conflict of Provisions	1.3	2	—
Headings	1.4	2	—

PART II — CORPORATE MATTERS
Registered Office	2.1	3	20
Records Office	2.2	3	20, 21
Records Office Requirements	2.3	3	20, 21
Address for Service by Mail	2.4	3	20
Corporate Seal	2.5	3	25
Execution of Instruments	2.6	3	—
Authentication	2.7	3	25
Financial Period	2.8	3	—
Banking Arrangements	2.9	3	—

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	Section		Section
	of By-law	Page	of Act
PART III — DIRECTORS
Number of Directors	3.1	4	101,112
Qualification	3.2	4	105
Residence Requirement	3.3	4	105
Election and Term	3.4	4	106
Ceasing to Hold Office	3.5	4	108
Removal of Directors	3.6	4	109
Vacancies	3.7	4	109,111
Remuneration of Directors	3.8	5	125
Powers of the Board	3.9	5	101,102,103
Directors’ Conflict of Interest	3.10	5	120
Reimbursement of Expenses	3.11	5	125

PART IV — PROCEEDINGS OF THE BOARD
Calling of Meetings	4.1	6	—
Place of Meetings	42	6	114
Notice of Meetings	4.3	6	124,255
Waiver of Notice	4.4	6	114,258
Notice of Adjourned Meeting	4.5	7	114
Participation in Meeting by Telephone	4.6	7	114
Presiding at Meeting	4.7	7	—
Quorum for Directors Meetings	4.8	7	114
Resident Canadians Present	4.9	7	114
Exercise of Powers	4.10	7	114
Resolution in Writing	4.11	7	4,117

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	Section		Section
	of By-law	Page	of Act
Votes to Govern	4.12	7	—

PART V — DELEGATION OF AUTHORITY
Managing Director	5.1	8	115
Committees of Directors	5.2	8	115
Agents and Attorneys	5.3	8	—
Procedure of Committees of Directors	5.4	8	—
Voting Rights in Other Bodies Corporate	5.5	8	—

PART VI — OFFICERS
Designation and Appointment	6.1	9	121
Qualification	6.2	9	121
Chairman of the Board	6.3	9	—
President	6.4	9	—
Vice-President	6.5	9	—
Secretary	6.6	9	—
Treasurer	6.7	9	—
Other Officers and Assistants	6.8	10	—
Variation of Powers and Duties	6.9	10	121
Term of Office	6.10	10	—
Terms of Employment and Remuneration	6.11	10	125
Officers’ Conflict of Interest	6.12	10	120

PART VII — LIABILITY AND INDEMNIFICATION
Duty of Care	7.1	11	122
Limitation of Liability	7.2	11	—

-iv-

	Section		Section
	of By-law	Page	of Act
Indemnification of Directors and Officers	7.3	11	124
Indemnification of Others	7.4	11	124
Right of Indemnity Not Exclusive	7.5	12	—
Successful Defense	7.6	12	124
Insurance	7.7	12	124

PART VIII — MEETINGS OF SHAREHOLDERS
Place of Meetings	8.1	13	131
Annual Meetings	8.2	13	132
Special Meetings	8.3	13	132
Special Business	8.4	13	134
Notice of Meetings	8.5	13	110, 134, 255
Waiver of Notice	8.6	13	135, 258
List of Shareholders	8.7	14	137
Record Date for Notice	8.8	14	133	(2)
Persons Entitled to be Present	8.9	14	110, 133, 168
Quorum	8.10	14	138
Chairman of Shareholders Meeting	8.11	15	—
Secretary of Shareholders Meeting	8.12	15	—
Scrutineers	8.13	15	—
Proxies	8.14	15	147, 148, 149
Proxy Requirements	8.15	15	148
Time for Deposit of Proxies	8.16	15	148
Revocation of Proxies	8.17	16	148

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	Section		Section
	of By-law	Page	of Act
Joint Holders	8.18	16	139
Voting at a Shareholders Meeting	8.19	16	140
Voting by Show of Hands	8.20	16	—
Right to Vote by Ballot	8.21	16	140
Voting by Ballot	8.22	16	—
Participation in Meeting by Telephone	8.23	17	131
Adjournment	8.24	17	134
Resolution in Writing	8.25	17	4,141

PART IX — DIVIDENDS
Dividends	9.1	18	43,44
Dividend Cheques	9.2	18	—
Record Date for Dividends	9.3	18	133
Non-Receipt of Cheques	9.4	18	—
Unclaimed Dividends	9.5	18	—

PART X — REGISTRATION AND TRANSFER
Securities Register	10.1	19	49
Share Certificates	10.2	19	48
Allotment	10.3	19	27,31
Commissions	10.4	19	42
Registration of Transfer	10.5	19	68,75,76
Non-Recognition of Trusts	10.6	20	50
Joint Holders	10.7	20	48
Deceased Securityholder, etc.	10.8	20	50,76
Replacement of Security Certificate	10.9	21	79

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	Section		Section
	of By-law	Page	of Act
PART XI — NOTICES
Method of Giving Notice	11.1	22	255
Effective Notice	11.2	22	255
Notice of Directors Meetings	11.3	22	255
Notice of Shareholders Meeting	11.4	22	134
Notice of Special Resolution	11.5	22	134
Undelivered Notice	11.6	22	255
Notice to Joint Holders	11.7	23	—
Computation of Time	11.8	23	Interpretation Act
Waiver of Notice	11.9	23	258
Signature on Notice	11.1	23	—

PART I — INTERPRETATION
1.1	Definitions — In the By-laws of the Corporation, including this By-law, unless the context otherwise requires:
(a)	“Act” means the Business Corporations Act, Statutes of Alberta, 2000, Chapter B-9 as amended from time to time, and any statute that may be substituted therefore as amended from time to time;

(b)	“articles” means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution and articles of revival as the case may be of the Corporation, and includes an amendment to any of them;

(c)	“Board” means the board of directors of the Corporation;

(d)	“By-laws” means this by-law and all other by-laws of the Corporation from time to time in force;

(e)	“Corporation” means the corporation named in this By-law;

(f)	“director” means a director of the Corporation;

(g)	“ordinary resolution” means a resolution
(i)	passed by a majority of the votes cast by the Shareholders who voted in respect of that resolution, or

(ii)	signed by all the Shareholders entitled to vote on that resolution;
(h)	“Shareholder” means a shareholder of the Corporation;

(i)	“special resolution” means a resolution passed by a majority of not less than two-thirds of the votes cast by the Shareholders who voted in respect of that resolution, or signed by all the Shareholders entitled to vote on that resolution;

(j)	“unanimous shareholder agreement” means
(i)	a written agreement to which all the Shareholders are or are deemed to be parties, whether or not any other person is also a party, or

(ii)	a written declaration by a person who is the beneficial owner of all the issued shares of the Corporation that provides for any of the matters enumerated in Section 140 of the Act;

(k)	words and expressions defined in the Act shall have the same meanings when used in the By-laws, unless specifically defined in the By-laws;

(l)	words importing number shall include both the plural and the singular and words importing gender shall include the masculine, feminine and neuter genders.
1.2 Invalidity of any Provision — The invalidity of any provision of the By-laws shall not affect the validity of the remaining provisions of the By-laws.
1.3 Conflict of Provisions — If any of the provisions of the By-laws are in conflict with the provisions of the Act, a unanimous shareholder agreement or the articles then the provisions of the Act, the unanimous shareholder agreement or the articles shall prevail.
1.4 Headings — The headings used in the By-laws and Table of Contents are inserted for convenience of reference and shall not affect the construction or interpretation of the By-laws.

PART II — CORPORATE MATTERS
2.1 Registered Office — The Corporation shall at all times have a registered office within Alberta at such address as the Board may from time to time determine.
2.2 Records Office — The Corporation may have a separate records office within Alberta at such address as the Board may from time to time determine but unless the Board designates a separate records office the registered office of the Corporation shall also be its records office.
2.3 Records Office Requirements — The Corporation shall prepare and maintain at its records office records required under Section 20 of the Act.
2.4 Address for Service by Mail — The Board may from time to time designate a post office box within Alberta as the address of the Corporation for service by mail but such address shall not be designated as the Corporation’s records office or registered office.
2.5 Corporate Seal — The Board may adopt and change a corporate seal which shall contain the name of the Corporation, and the Board may cause to be created as many duplicates thereof as the Board shall determine and the Board may adopt a facsimile thereof for use in any other jurisdiction outside Alberta that complies with the laws of that jurisdiction.
2.6 Execution of Instruments — The Board may from time to time authorize any director or officer or any other person or persons on behalf of the Corporation to sign and deliver either contracts, documents or instruments in writing generally, or to sign manually or by facsimile signature and deliver specific contracts, documents or instruments in writing and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or act.
2.7 Authentication — Any document requiring authentication by the Corporation may be signed by a director or the Secretary or other officer authorized by the Board and need not be under its corporate seal.
2.8 Financial Period —The financial period of the Corporation shall end on such date as is from time to time fixed by the Board.
2.9 Banking Arrangements — The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the Board may designate, appoint or authorize from time to time and all such banking business, or any part thereof, shall be transacted on the Corporation’s behalf by such one or more officers and/or other persons as the Board may designate, direct or authorize from time to time and to the extent so authorized.

PART III — DIRECTORS
3.1 Number of Directors — Subject to the provisions of the articles or of a unanimous shareholder agreement, the number of directors constituting the Board shall be determined from time to time by ordinary resolution of the Shareholders.
3.2 Qualification — No person shall be qualified to be a director if he is less than 18 years of age, if he is not an individual, if he has the status of bankrupt, or if he is disqualified under the Act, but a director need not be a Shareholder.
3.3 Residence Requirement — At least half of the directors shall be resident Canadians.
3.4 Election and Term — The Shareholders shall, by ordinary resolution at the first meeting of Shareholders and at each succeeding annual meeting, elect directors to hold office for a term expiring at the close of the next annual meeting of the Shareholders following the election; provided that if an election of directors is not held at a meeting of Shareholders, the incumbent directors continue in office until their successors are elected.
3.5 Ceasing to Hold Office — A director ceases to hold office:
(a)	when he dies;

(b)	when he resigns, in which event such resignation becomes effective at the time a written resignation is sent to the Corporation or at the time specified in the written resignation, whichever is later;

(c)	when he is removed from office in accordance with the provisions of the Act; or

(d)	when he becomes disqualified.
3.6 Removal of Directors — Subject to the provisions of the articles or of a unanimous shareholders agreement, the Shareholders of the Corporation may by ordinary resolution at a special meeting remove any director or directors from office.
3.7 Vacancies — Subject to the provisions of a unanimous shareholder agreement, the Shareholders may by ordinary resolution fill any vacancy on the Board and, in the case of a vacancy in the Board resulting otherwise than from an increase in the number or minimum number of directors or from a failure to elect the number or minimum number of directors required by the articles, a quorum of the Board by resolution of the Board may fill a vacancy in the Board.

3.8 Remuneration of Directors — Subject to the articles, the By-laws or any unanimous shareholder agreement, the directors of the Corporation may fix the remuneration of the directors, officers and employees of the Corporation.
3.9 Powers of the Board —
(a)	The directors shall manage the business and affairs of the Corporation.

(b)	The Board may, without authorization of the Shareholders,
(i)	borrow money on the credit of the Corporation,

(ii)	issue, reissue, sell or pledge debt obligations of the Corporation,

(iii)	subject to the provisions of the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation by any person, and

(iv)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.
(c)	The Board may by resolution delegate the powers referred to in subsection (b) of this section to a director, a committee of directors or an officer of the Corporation.

(d)	Subject to the provisions of the Act, the Board may by resolution make, amend or repeal any By-law.
3.10 Directors’ Conflict of Interest — A director who is a party to, or is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the Corporation, shall disclose his interest to the Corporation at the time and in the manner provided in the Act; and a director who is a party to or has an interest in a material contract or proposed material contract as aforesaid shall not vote on any resolution to approve the contract except as permitted by the Act and shall otherwise comply in all respects with the provisions of the Act.
3.11 Reimbursement of Expenses — The directors shall be entitled, to the extent approved by the Board, to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof; but nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefore and reimbursement of expenses in connection therewith.

PART IV — PROCEEDINGS OF THE BOARD
4.1 Calling of Meetings — The Chairman of the Board or the President may at any time, and the Secretary shall, upon the request of a director, summon a meeting of the Board.
4.2 Place of Meetings — Meetings of the Board may be held at any place within or outside Alberta.
4.3 Notice of Meetings — Reasonable notice of the time and place of each meeting of the Board shall be given to each director before the time when the meeting is to be held and need not specify the purpose of the meeting or the business to be transacted at the meeting except to the extent that such purpose or business includes any proposal to:
(a)	submit to the Shareholders any question or matter requiring approval of the Shareholders,

(b)	fill a vacancy on the Board or in the office of auditor,

(c)	issue securities,

(d)	declare dividends,

(e)	purchase, redeem or otherwise acquire shares issued by the Corporation,

(f)	pay a commission for the sale of shares of the Corporation,

(g)	approve a management proxy circular,

(h)	approve a takeover bid circular or directors’ circular,

(i)	approve any financial statements referred to in Section 149 of the Act, or

(j)	adopt, amend or repeal by-laws.
Each newly elected Board may without notice hold its first meeting for the purpose of organization and the election and appointment of officers immediately following the meeting of Shareholders at which such Board was elected, provided a quorum is present.
4.4 Waiver of Notice — A director may in any manner waive notice of a meeting of the Board, and attendance of a director at a meeting of the Board is a waiver of notice of that meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

4.5 Notice of Adjourned Meeting — Notice of an adjourned meeting of the Board is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.
4.6 Participation in Meeting by Telephone — A director may participate in a meeting of the Board or of a committee of directors by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other and a director participating in such meeting by such means is deemed to be present at that meeting.
4.7 Presiding at Meeting — The Chairman of the Board, or failing him, the President, or failing him, a member of the Board selected by a majority of the directors present shall be chairman of any meeting of the Board.
4.8 Quorum for Directors Meetings — The Board may determine the quorum necessary for the transaction of business at its meetings but until the Board has so determined a majority of directors in office from time to time shall constitute a quorum.
4.9 Resident Canadians Present — The Board shall not transact business at a meeting unless half of the directors present at such meeting are resident Canadians, unless
(a)	a resident Canadian director who is unable to be present approves in writing or by telephone or other communication facilities the business transacted at the meeting, and

(b)	the number of resident Canadian directors present at the meeting, together with any resident Canadian director who gives his approval under subsection (a) of this section, totals at least 1/2 the directors present at the meeting.
4.10 Exercise of Powers — All the powers of the Board may be exercised by a meeting of the Board at which a quorum is present and the provisions of Section 4.9 of this By-law are complied with.
4.11 Resolution in Writing — Subject to the articles or a unanimous shareholder agreement, a resolution in writing signed, singly or on counterpart copies, by all the directors entitled to vote on the resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors.
4.12 Votes to Govern — At all meetings of the Board every question shall be decided by a majority of the votes cast on the question and in the case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.

PART V — DELEGATION OF AUTHORITY
5.1 Managing Director — The Board may appoint from among the directors a Managing Director, who must be a resident Canadian, and delegate to such Managing Director, subject to the restrictions contained in the Act, any of the powers of the Board.
5.2 Committees of Directors — The Board may appoint committees of directors and delegate to any such committee, subject to the restrictions contained in the Act, any of the powers of the Board, provided however that at least half of the members of any such committee of directors shall be resident Canadians.
5.3 Agents and Attorneys — The Board may appoint agents or attorneys for the Corporation within or outside Canada with such powers of management or otherwise (including the power to subdelegate) as the Board may determine.
5.4 Procedure of Committees of Directors — Unless otherwise determined by the Board:
(a)	A quorum at any meeting of a committee of directors shall be a majority of the members of that committee, and

(b)	The power and authority of a committee of directors may be exercised by:
(i)	a majority vote at a meeting of that committee at which a quorum is present, or

(ii)	a resolution in writing signed, or signed in separate counterparts, by all the members of that committee, and
(c)	Meetings of a committee of directors may be held at any place within or outside of Alberta, and

(d)	A committee or directors shall in all other respects be entitled to determine and regulate its own procedure.
5.5 Voting Rights in Other Bodies Corporate — The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation; and such instruments, certificates, and other evidence shall be in favor of such person or persons as may be determined by the Board; and the Board may from time to time direct the manner in which any particular voting rights or class of voting rights may or shall be exercised.

PART VI — OFFICERS
6.1 Designation and Appointment — The Board may from time to time designate offices of the Corporation and elect or appoint any one or more of a Chairman of the Board, a President, one or more Vice Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed; and the Board may specify the duties of and, in accordance with this By-law, delegate to such officers powers to manage the business and affairs of the Corporation except powers to do anything referred to in Section 110 of the Act.
6.2 Qualification — An officer may be but need not be a director, and one person may hold more than one office.
6.3 Chairman of the Board — If a Chairman of the Board is elected or appointed, the Board may assign to him any of the powers and duties that are by any provisions of this By-law assigned to the President or to a Vice-President and he shall have such other powers and duties as the Board may specify; during the absence or disability of the Chairman of the Board his duties shall be performed and his powers exercised by the President or by such other person as the Board may determine.
6.4 President — Subject to the authority of the Board, the President shall have general supervision of the business of the Corporation, and he shall have such other powers and duties as the Board may specify; during the absence or disability of the President his duties shall be performed and his powers exercised by such person as the Board may determine.
6.5 Vice-President — A Vice-President shall have such powers and duties as the Board may specify.
6.6 Secretary — The Secretary shall enter or cause to be entered into records kept for that purpose minutes of all proceedings at all meetings of the Shareholders, the Board and committees of the Board; he shall give or cause to be given as and when instructed all notices to Shareholders, directors, officers, auditors and members of committees of the Board; he shall be the custodian of the corporate seal (if any) of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation except to the extent that some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the Board may specify.
6.7 Treasurer — The Treasurer shall be responsible for the keeping of proper accounting records in compliance with the Act and shall be responsible for the deposit of monies, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render or cause to be rendered to the Board whenever so directed by the Board an account of all the financial transactions of the Corporation and of the financial position of the Corporation; and he shall have such other powers and duties as the Board may specify.
6.8 Other Officers and Assistants — The powers and duties of all other officers shall be such as the terms of their engagement call for or as the Board or the President may specify; and any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board otherwise directs.
6.9 Variation of Powers and Duties — The Board may from time to time and subject to the provisions of the Act vary, add to or limit the powers and duties of any officer or assistant.
6.10 Term of Office — Each officer appointed by the Board shall hold office until his successor is appointed, or until his earlier resignation, or until the Board removes such officer from office.
6.11 Terms of Employment and Remuneration — The terms of employment and the remuneration of an officer appointed by the Board may, to the extent not determined by the Board, be determined by the President from time to time.
6.12 Officers’ Conflict of Interest — An officer of the Corporation who is a party to, or who is a director or officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the Corporation, shall disclose the nature and extent of his interest at the time and in the manner provided in the Act and shall otherwise comply in all respects with the provisions of the Act.

PART VII — LIABILITY AND INDEMNIFICATION
7.1 Duty of Care — Subject to the provisions of the Act, every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation, and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances; and every director and officer of the Corporation shall comply with the provisions of the Act, the regulations under the Act, the articles, the By-laws and any unanimous shareholder agreement.
7.2 Limitation of Liability — To the extent permitted by law and subject to compliance with the provisions of Section 7.1 of this By-law, no director or officer of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee of the Corporation, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto.
7.3 Indemnification of Directors and Officers — Subject to the limitations and provisions contained in the Act the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if
(a)	he acted honestly and in good faith with a view to the best interests of the Corporation, and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful.
7.4 Indemnification of Others — Except as otherwise required by Section 7.6 and subject to Section 7.3, the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the

Corporation) by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, or officer, employee, agent of or participant in another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if the Board determines that:
(a)	he acted honestly and in good faith with a view to the best interests of the Corporation, and

(b)	with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.
7.5 Right of Indemnity Not Exclusive — The provisions for indemnification contained in the By-laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-laws, agreement, vote of shareholders or disinterested directors or otherwise both as to action in his official capacity and as to action in any other capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall enure to the benefit of the heirs and legal representatives of such person.
7.6 Successful Defence — To the extent that a person who is or was an employee or agent of the Corporation has achieved complete or substantial success as a defendant in any action, suit or proceeding referred to in Section 7.4, he shall be indemnified by the Corporation against all costs, charges and expenses actually and reasonably incurred by him in connection therewith.
7.7 Insurance — Subject to the provisions of the Act the Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 7.3 of this By-law against such liabilities and in such amounts as the Board may from time to time determine.

PART VIII — MEETINGS OF SHAREHOLDERS
8.1 Place of Meetings — Meetings of the Shareholders shall be held at such time and place within Alberta as the Board may from time to time determine, provided that a meeting of the Shareholders may be held outside Alberta if all the Shareholders entitled to vote at the meeting so agree, and a Shareholder who attends a meeting of the Shareholders held outside Alberta is deemed to have so agreed except when he attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.
8.2 Annual Meetings — The first annual meeting of Shareholders shall be held not later than 18 months after the date of incorporation or amalgamation of the Corporation and thereafter annual meetings shall be held not later than 15 months after the holding of the last preceding annual meeting for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, the election of directors, the appointment of auditor (or dispensing with such appointment pursuant to the provisions of the Act), and for the transaction of such other business as may properly be brought before the meeting.
8.3 Special Meetings — Special meetings of the Shareholders may be called at any time.
8.4 Special Business — All business transacted at a special meeting of the Shareholders and all business transacted at an annual meeting of the Shareholders except consideration of the financial statements and auditor’s report fixing the number of Directors for the following year, election of directors and reappointment of the incumbent auditor, is deemed to be special business.
8.5 Notice of Meetings — Notice of the time and place of a meeting of the Shareholders shall be sent in the manner provided in Part Eleven of this By-law not less than 21 days and not more than 50 days before the date of the meeting to each Shareholder entitled to vote at the meeting, to each director and to the auditor of the Corporation (if any); and if any special business is proposed to be transacted at such meeting the notice shall state:
(a)	the nature of that business in sufficient detail to permit the Shareholder to form a reasoned judgment on that business, and

(b)	the text of any special resolution to be submitted to the meeting.
8.6 Waiver of Notice — A Shareholder and any other person entitled to attend a meeting of Shareholders may in any manner waive notice of a meeting, and attendance of the Shareholder or such other person at a meeting of the Shareholders is a waiver of notice of the meeting except when he attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

8.7 List of Shareholders — If the Corporation has more than 15 Shareholders entitled to vote at a meeting it shall, and otherwise it may, prepare a list of Shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each Shareholder
(a)	not later than 10 days after the record date for determination of the Shareholders entitled to notice of the meeting, if such date is fixed pursuant to Section 8.8 of this By-law, or

(b)	if no such record date is fixed,
(i)	at the close of business on the last business date preceding the day on which the notice is given, or

(ii)	if no notice is given on the date on which the meeting is held, and the list of Shareholders shall be available for examination by any Shareholder during usual business hours at the records office of the Corporation or at the place where its central securities register is maintained and at the meeting of the Shareholders for which the list was prepared.
8.8 Record Data for Notice — The Board may fix in advance a date, preceding the date of any meeting of the Shareholders by not more than 50 days and not less than 21 days, as a record date for the determination of the Shareholders entitled to receive notice of the meeting.
8.9 Persons Entitled to be Present — The only persons entitled to be present at a meeting of the Shareholders shall be those Shareholders entitled to vote thereat, the directors, the auditor of the Corporation (if any) and others who, although not entitled to vote, are entitled or required under any provision of the Act, the articles or the By-laws to be present at the meeting; provided that other persons may be admitted but only on the invitation of the chairman of the meeting or with the consent of the meeting.
8.10 Quorum — The following provisions apply with respect to quorums:
(a)	Unless and until otherwise determined by a general meeting of the Shareholders, two Shareholders personally present and entitled to vote shall be a quorum for a general meeting.

(b)	A quorum of Shareholders is present at a meeting of Shareholders, irrespective of the number of persons actually present at the meeting, if the holder or holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy.

(c)	Notwithstanding the provisions of subsection (b) hereof, if the Corporation has only one Shareholder, or only one holder of the class or series of shares entitled to vote at the meeting, that Shareholder present in person or by proxy constitutes a meeting.

(d)	If a quorum is present at the opening of any meeting of Shareholders, the Shareholders present or represented by proxy may proceed with the business of the meeting but only during such time or times as a quorum is present.

(e)	If a quorum is not present at the opening of any meeting of Shareholders the Shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.
8.11 Chairman of Shareholders Meeting — The chairman of any meeting of Shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: the Chairman of the Board, the President, the senior Vice-President; and if no such officer is present 15 minutes after the time fixed for the holding of the meeting, the persons present and entitled to vote thereat shall choose one of their number to be chairman.
8.12 Secretary of Shareholders Meeting — The secretary of any meeting of Shareholders shall be some person appointed by the chairman, who need not be a Shareholder, to act as secretary of the meeting.
8.13 Scrutineers — The chairman of any meeting of Shareholders may appoint one or more persons (who may, but need not be shareholders, directors, officers or employees of the Corporation) to act as scrutineers at such meeting.
8.14 Proxies — Every Shareholder entitled to vote at a meeting of Shareholders may by means of a proxy appoint a proxyholder and one or more alternate proxyholders, who are not required to be Shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.
8.15 Proxy Requirements — A proxy shall be in writing executed by the Shareholder or his attorney authorized in writing and shall be valid for the meeting in respect of which it is given or any adjournment thereof and shall in all respects conform with the requirements of the Act.
8.16 Time for Deposit of Proxies — A proxy shall be acted upon if deposited with the Corporation or its agent 24 hours prior to the time fixed for the holding of the meeting, or if it is delivered to the secretary or the chairman at the meeting or any adjournment thereof and prior to the time of voting, unless the Board otherwise specified in accordance with the Act.

8.17 Revocation of Proxies — A Shareholder may revoke a proxy
(a)	by depositing an instrument in writing executed by him or his attorney authorized in writing,
(i)	at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or an adjournment of that meeting, art which the proxy is to be used, or

(ii)	with the chairman of the meeting on the day of the meeting or an adjournment of the meeting, or
(b)	by any other manner permitted by law.
8.18 Joint Holders — If two or more persons hold shares jointly, one of those registered holders present at a meeting of Shareholders may in the absence of the others vote the shares, but if two or more of those persons are present in person or by proxy and vote, they shall vote as one the shares jointly held by them.
8.19 Voting at a Shareholders Meeting — At a meeting of Shareholders
(a)	every question shall, unless otherwise required by the Act, the articles or the By-laws, be determined by a majority of the votes cast on the question, and in the case of an equality of votes either upon a show of hands or upon a ballot, the chairman of the meeting shall not be entitled to a second or casting vote.

(b)	voting shall be by show of hands except when a ballot is required or demanded as hereinafter provided, and upon a show of hands every person who is present and entitled to vote shall have one vote.
8.20 Voting by Show of Hands — Whenever a vote by show of hands shall have been taken upon a Question, unless a ballot thereon is required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried, or carried by a particular majority, or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or question.
8.21 Right to Vote by Ballot — On any question proposed for consideration at a meeting of Shareholders any Shareholder or proxy holder entitled to vote may demand a ballot either before or on the declaration of the result of any vote by show of hands.
8.22 Voting by Ballot — A ballot so demanded shall be taken in such manner as the chairman shall direct provided that on such ballot each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and a declaration by the chairman that the vote upon the question has been carried, or carried by a particular majority, or not carried and an entry to that effect in the minutes of the meeting shaft be prima facie evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against any resolution or question.
8.23 Participation in Meeting by Telephone — A Shareholder or any other person entitled to attend a meeting of Shareholders may participate in the meeting by means of telephone or other communications facility that permits all persons participating in the meeting to hear each other, and a person participating in such a meeting by those means shall be deemed to be present at the meeting.
8.24 Adjournment — If a meeting of Shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days it is not necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment; but if a meeting of Shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall, subject to the provisions of Section 129 and Section 143 of the Act, be given as for an original meeting.
8.25 Resolution in Writing — A resolution in writing signed, or signed in separate counterparts, by all the Shareholders entitled to vote on that resolution at a meeting of Shareholders is as valid as if it had been passed at a meeting of the Shareholders.

PART IX — DIVIDENDS
9.1 Dividends — Subject to the provisions of the Act, the Board may from time to time declare dividends (including interim dividends) payable to the Shareholders according to their respective rights and interests in the Corporation and such dividends may be paid in money or property or by issuing fully paid shares of the Corporation, or any combination thereof.
9.2 Dividend Cheques — A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bank account or one of them, to the order of each registered holder of shares of the Corporation of the class or series in respect of which it has been declared, and shall be mailed by prepaid ordinary mail to such registered holder at his recorded address unless such holder otherwise directs, provided however that in the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such holders and mailed to them at their recorded address; and the mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the Corporation’s liability to the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.
9.3 Record Date for Dividends — For the purpose of determining Shareholders
(a)	entitled to receive payment of the dividend,

(b)	entitled to participate in a liquidation distribution, or

(c)	for any other purpose except the right to receive notice of or to vote at a meeting, the Board may fix in advance a date as the record date for the determination of Shareholders, but the record date shall not precede by more than 50 days the particular action to be taken and if no record date is so fixed the record date shall be the close of business on the day on which the directors passed the resolution relating to that purpose.
9.4 Non-Receipt of Cheques — In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe.
9.5 Unclaimed Dividends — Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

PART X — REGISTRATION AND TRANSFER
10.1 Securities Register — The Corporation shall maintain a securities register in which shall be recorded all securities issued by it in registered form, showing with respect to each class or series of securities
(a)	the names, alphabetically arranged, and the latest known address of each person who is or has been a security holder,

(b)	the number of securities held by each security holder, and

(c)	the date and particulars of the issue and transfer of each security, and the Corporation shall keep such information for the period of time required by Law.
10.2 Share Certificates — Every holder of one or more shares of the Corporation is entitled, at his option, to a share certificate or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register; and such share certificates and written acknowledgments shall, subject to the provisions of the Act, be in such form as the Board shall from time to time determine.
10.3 Allotment — Subject to the articles and any unanimous shareholder agreement the Board may from time to time issue shares of the Corporation, allot or grant conversion privileges, options or rights to acquire unissued shares of the Corporation at such times and to such persons and, subject to the provisions of Section 25 of the Act, for such consideration as the Board may determine.
10.4 Commissions — The Board may authorize the Corporation) to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for shares of the Corporation.
10.5 Registration of Transfer — Subject to the provisions of the Act, no transfer of shares shall be registered in the securities register except upon:
(a)	presentation of the share certificate or acknowledgement of right to obtain a share certificate representing such shares, with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance as the Board may from time to time prescribe that the endorsement is genuine and effective, and

(b)	payment of all applicable taxes and any fees (not exceeding the maximum amount prescribed by law for each certificate issued pursuant to the transfer) prescribed by the Board, and

(c)	compliance with such restrictions on transfer as are set forth in the articles or any unanimous shareholder agreement.
10.6 Non-Recognition of Trusts — Subject to the provisions of the Act, the Corporation may treat as absolute owner of any share of the Corporation the person in whose name the share is registered in the Corporation’s securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge, notice, or description in the Corporation’s records, on the share certificate or in the acknowledgment of right to obtain a share certificate.
10.7 Joint Holders — If two or more persons are registered as joint holders of any security of the Corporation, the Corporation is not bound to issue more than one certificate and delivery of such certificate to one of such persons shall be sufficient delivery to all bf them, and any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant or right issuable in respect of such security.
10.8 Deceased Security Holder, etc. — Subject to the articles and any unanimous shareholder agreement:
(a)	a person shall be entitled to exercise all the rights of the security holder whom he represents if that person furnishes evidence as described in the Act to the Corporation that he is:
(i)	the executor, administrator, heir or legal representative of the heirs of the estate of a deceased security holder,

(ii)	the guardian, committee, trustee, curator or tutor representing a registered security holder who is an infant, an incompetent person or a missing person, or

(iii)	a liquidator of or a trustee in bankruptcy for a registered security holder;
(b)	if a person on whom the ownership of a security of the Corporation devolves by operation of law, other than a person described in subsection (a) of this section, furnishes proof of his authority to exercise rights or privileges in respect of a security of the Corporation that is not registered in his name, the Corporation shall treat that person as entitled to exercise those rights or privileges; and

(c)	a person who is the executor, administrator, heir or legal representative of the heirs of the estate of a deceased security holder is entitled to become a registered security holder or to designate a registered security holder upon compliance with the provisions of the Act.

10.9 Replacement of Security Certificate — The Board may in its discretion direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate that has been mutilated, or in substitution for a security certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such fee (not exceeding $3.00) and on such terms as to indemnity (including an indemnity bond), reimbursement of expenses and evidence of loss, destruction, wrongful taking and of title as the Board may from time to time stipulate.

PART XI — NOTICES
11.1 Method of Giving Notice — In addition to any other method of service permitted by the Act, any notice or document required by the Act, the regulations thereunder, the articles or the By-laws may be sent to any person entitled to receive such notice or document in the manner set out in the Act for service upon a Shareholder or director and by any means (electronic or otherwise) of communication or telecommunication with respect to which a written record is made.
11.2 Effective Notice — The following rules shall apply with respect to the effectiveness of sending or delivery of any notice or document:
(a)	Any notice or document required by the Act, the regulation under the Act, the articles or the By-laws to be given, sent or delivered to a Shareholder or director or to an officer or the auditor of the Corporation shall be sufficiently given, sent or delivered if it is delivered personally to such Shareholder, director, officer, or auditor, or if it is mailed by ordinary prepaid mail addressed to such Shareholder, director or officer at his latest address as shown in the records of the Corporation or to such auditor at his most recent address.

(b)	A notice or document delivered personally as aforesaid shall be deemed to have been given, sent or delivered on the date of the delivery.

(c)	Subject to the provisions of Section 11.4 of this By-law a notice or document mailed as aforesaid shall be deemed to have been received by the addressee at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the addressee did not receive the notice or document at the time or at all.
11.3 Notice of Directors Meetings — Notice of a meeting of directors shall be given at the times and in the manner specified or permitted pursuant to Sections 4.3, 11.1 and 11.2 of this By-law.
11.4 Notice of Shareholders Meeting — A notice of a meeting of Shareholders sent by mail to a Shareholder, director, or auditor in accordance with the provisions of Sections 8.5, 11.1 and 11.2 of this By-law shall be deemed to be sent to the Shareholder, director or auditor on the day on which it is deposited in the mail.
11.5 Notice of Special Resolution — The text of any special resolution to be submitted to a meeting shall be included in the notice of the meeting of Shareholders at which the special resolution is to be dealt with.
11.6 Undelivered Notice — If a Corporation sends a notice or document to any Shareholder by mail as hereinbefore provided and the notice of document is returned on three consecutive occasions because the Shareholder cannot be found, the

Corporation is not required to give, send or deliver any further notices or documents to that Shareholder until he informs the Corporation in writing of his new address.
11.7 Notice to Joint Holders — If two or more persons are registered as joint holders of any security the giving, sending or delivery of any notice or document to any one of them shall be sufficient giving, sending or delivery of the notice or document to all of them.
11.8 Computation of Time — In computing the date when any notice must be given under any provision of the By-laws requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded from the computation and the date of the meeting or other event shall not be included in the computation.
11.9 Waiver of Notice — Any Shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee may at any time waive any notice or waive or abridge the time for any notice required to be given to him under any provision of the Act, the regulations thereunder, the articles, the By-laws or otherwise, and such waiver or abridgment, whether given before or after the meeting or other event of which the notice is required to be given, shall cure any defect in the giving or in the time of such notice as the case may be.
11.10 Signature on Notice — The signature on any notice to be given by the Corporation may be typewritten, lithographed, written, printed or otherwise mechanically reproduced.